EXHIBIT 10.3

AGREEMENT

This Agreement is made this the 31st day of August 2007 by and between Secured Financial Network, Inc. (Seller) located at 101 NE 3rd Ave., Suite 1500, Ft. Lauderdale, FL 33301 and Goldmill Productions, LLC (Buyer) located at 817 Hogan Way, Melbourne, FL 32940 known as the parties to this Agreement.

Recitals:

Whereas, Seller has agreed to sell its 100% ownership interest in The All In Mall (www.theallinmall.com) to buyer.  The purchase will include all rights to the domain names, established URL, Mall software and tracking system, web design, and hosting server contract.

Purchase Price:

$75,000 to be paid in monthly installments of $3125 per month beginning 60 days after installation of game software, but no later than December 1, 2007.

Liabilities:

Seller agrees to hold harmless Buyer from all liabilities incurred or related to operation of the Mall prior to August 31, 2007 and Buyer agrees to hold harmless Seller from any liabilities incurred or related to the operation of the Mall after August 31, 2007.

Mall Condition:

It is understood by the buyer that the Mall is being purchased in “as is” condition and that no games are currently licensed or housed in the Mall domain.  Buyer will have full access to developer of Mall software, (httpfactory Blake Burdeen) on a direct basis.  Buyer will be liable for any and all charges incurred after August 31, 2007.

Delivery:
Upon signing of the Sale Agreement

Dispute Resolution:

This Agreement shall in all respects and for all purposes be governed, interpreted, and construed in accordance with the laws of the State of Florida and the United States of America.

All-In-Mall Sales Agreement & Note - continued

Notices:

Any notice, request, or other correspondence pursuant to or in connection with this Agreement shall be sent to any party to Agreement via facsimile, registered mail, or personal delivery at the respective address of the parties to this Agreement.

Default:

Monthly payments will be due on the 1st of each month beginning December 1, 2007.  A 5% penalty will be assessed if payment is not received by the 5th of each month.

Assignment:

This Agreement shall inure to the benefit of and be binding upon the respective parties and their successors and permitted assigns and transferees.  Excepts as expressly provided herein, none of the parties shall assign or transfer all or any part of this Agreement or any of its rights and or obligations hereunder to any third party without the written consent of the other party.

Entire Agreement:

This Agreement sets forth the entire Agreement and understanding between the parties relating to the subject matter contained herein and supercedes all prior discussions among the parties.  This agreement may not be amended or supplemented in any manner except by an instrument in writing signed by a duly authorized representative of each of the parties.

Confidentiality and Non-Circumvention:

The parties to this Agreement agree to not disclose any information relating to this Agreement without the permission of the other party to this Agreement.  At all time will both parties be bound by the NDA already executed by the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date specified above.

For and on behalf of Secured Financial Network, Inc.	For and on behalf of Goldmill Productions, LLC

By_________________________	By_________________________
Name______________________	Name______________________
Title_______________________	Title_______________________
Date____/____/2007	Date____/____/2007

All-In-Mall Sales Agreement & Note - continued

$ 75,000 Promissory Note

August 31, 2007

Goldmill Productions, LLC (“Borrower”), located at 817 Hogan Way, Melbourne, FL 32940, in consideration for 100% ownership of “The All-In Mall”, hereby promises to pay to the order of Secured Financial Network, Inc. (“Lender”), at its primary place of residence at 101 NE 3rd Avenue., Suite 1500, Ft. Lauderdale, FL or at such other address given to Borrower by Lender, in immediately available funds and in lawful money of the United States of America, the principal sum of Seventy-Five Thousand Dollars ($75,000.00), or such lesser sum as may be advanced and outstanding hereunder, when demanded by Lender, together with interest on the unpaid principal balance of this Note equal to zero percent (0%) per annum.  Based on such calculations interest and principal shall be paid monthly on the first day of each month, beginning December 1, 2007.

This note is a result of the Agreement Dated August 31, 2007 and executed on September 11, 2007.

Monthly payment shall be $ 3,125 per month. A 5% penalty will be assessed ($156.25) if payment is not received by the 5th of each month.

Borrower shall repay this Note on or before November 1, 2009.

All payments made on this Note as scheduled shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal.  Except to the extent specific provisions are set forth in this Note with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Borrower to Lender in such order and manner as Lender or any other holder hereof shall deem appropriate, any instructions from Borrower or anyone else to the contrary notwithstanding.

Borrower shall be entitled to prepay this Note in whole or in part at any time.  Any prepayments of this Note shall be applied first to accrued but unpaid interest, and then to the principal balance hereof in the inverse order of maturity.

All agreements between Borrower and Lender, or any subsequent holder of this Note, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance, or detention of the funds advanced pursuant to this Note or for the performance or payment of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to this Note, exceed the maximum amount permissible under applicable law (the “Highest Lawful Rate”).  If from any circumstance whatsoever fulfillment of any provision hereof or of any such other document, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the holder hereof shall ever receive anything of value deemed excess interest by applicable law, an amount equal to any such excess interest shall be applied to the reduction of the principal amount owing under this Note, and not to the payment of interest, or if such excess interest exceeds the unpaid principal balance of this Note, such excess interest shall be refunded to Borrower.  All sums paid or agreed to be paid to any holder of this Note for the use, forbearance or detention of any funds advanced pursuant to this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full so that the rate of interest on account of the indebtedness evidenced by this Note is uniform throughout the term hereof.  The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower and any holder of this Note.

All-In-Mall Sales Agreement & Note - continued

If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration of and notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any default or event of default shall be construed as a waiver of such default or event of default or as a waiver of the right to exercise any such right, power or remedy at any time.  No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time.  All rights and remedies provided for in this Note are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies.  Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

The Loan is made solely for business purposes and is not for personal, family, household or agricultural purposes.

Time shall be of the essence in this Note with respect to all of Borrower’s obligations hereunder.

THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA, EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.  THE BOOKS AND RECORDS OF LENDER SHALL CONSTITUTE PRIMA FACIE EVIDENCE OF ALL SUMS DUE LENDER HEREUNDER.

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed as of the date first written above.

BORROWER: ________________________________ Goldmill Productions, LLC